SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2003

TEKELEC

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135 (Commission File Number)	95-2746131 (I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2002
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2003
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
SIGNATURES

Item 2. Acquisition or Disposition of Assets.

     On June 10, 2003, Tekelec, a California corporation, completed the combination of the business operations of its Packet Telephony Business Unit (“PTBU”) with the business operations of privately held Santera Systems Inc., a Delaware corporation (“Santera”). To accomplish the combination, Tekelec capitalized a new wholly owned subsidiary of Tekelec called Luke Acquisition Corp., a Delaware corporation (“Merger Sub”), with certain assets of its PTBU and $28 million in cash. The Merger Sub was then merged with and into Santera, with Santera as the surviving corporation (the “Merger”) and the Santera existing investors contributing an additional $12 million of cash. As a result of the Merger, Tekelec owns 51.6% of Santera’s outstanding shares (57.5% on an as converted basis). Tekelec also has the option to purchase up to an additional 12,000 shares of Senior Preferred through the end of the measurement periods for the put and call options described below, at a price of $1,000 per share. If Tekelec exercises its option in full, Tekelec will own 56.0% of Santera’s outstanding shares (62.5% on an as converted basis).

     The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of April 30, 2003 (the “Merger Agreement”) entered into by and among Tekelec, Merger Sub, Santera and those stockholders of Santera who executed the Merger Agreement (the “Legacy Santera Stockholders”), and Austin Ventures VI, L.P., a Delaware limited partnership as representative.

     The terms of the transaction, including the consideration paid by Tekelec, were negotiated and determined on the basis of arms’-length negotiation by and among Tekelec, Santera and certain of the Legacy Santera Stockholders, and a valuation of Santera, as determined by Tekelec’s management following Tekelec’s review and analysis of Santera’s business and financial position and Tekelec’s discussions with its advisors and Santera’s management and advisors. The source of funds used by Tekelec to capitalize the Merger Sub under the Merger Agreement was existing cash reserves of Tekelec.

     The executive officers of Santera were not changed as a result of the Merger.

     As a result of the Merger, Tekelec owns 100% of Santera’s new Common Stock, 38% of Santera’s new Series A Preferred Stock (the “Junior Preferred”) and 100% of Santera’s new Series B Preferred Stock (the “Senior Preferred”). The Legacy Santera Stockholders own the remaining 62% of Santera’s Junior Preferred.

     Each share of Tekelec’s Junior Preferred has a liquidation value of $1,000, for an aggregate liquidation value of $38 million, and is convertible into one share of Santera’s common stock. Each share of Tekelec’s Senior Preferred has a liquidation value of $2,000, for an aggregate liquidation value of $56 million, and is convertible into 1.63 of Santera’s common stock. If Tekelec exercises in full its option to purchase additional Senior Preferred, the Junior Preferred and Senior Preferred held by Tekelec will have an aggregate liquidation value of $118 million.

     In connection with the Merger Agreement, Tekelec, Santera, the Legacy Santera Stockholders and Austin Ventures VI, L.P. entered into a Stockholders’ Agreement dated as of April 30, 2003 (the “Stockholders’ Agreement”). The Stockholders’ Agreement provides for put and call options, as well as Tekelec’s option to purchase the additional shares of Senior Preferred. The Stockholders’ Agreement also contains restrictions on transfers of shares, voting and corporate governance requirements, information rights and certain other provisions. The parties also entered into a Registration Rights Agreement dated as of April 30, 2003, pursuant to which the Legacy Santera Stockholders were granted certain registration rights with respect to the Junior Preferred.

     Tekelec has a call option to purchase all Santera shares not owned by it which Tekelec may exercise by giving notice during the period from July 1, 2005 to December 31, 2007. The call price per share will be that share’s proportionate interest, on an as converted basis, of two times the revenue, determined in accordance with generally accepted accounting principles (with certain adjustments), of Santera during the one-year period beginning six months before the call notice is given, provided that the total valuation of Santera for purposes of determining the call price shall not exceed $350 million.

     In addition, holders of a majority of the shares not owned by Tekelec have a put option, exercisable during the period from January 1, 2006 until February 28, 2008, to cause Tekelec to purchase all shares not owned by Tekelec, provided Santera has had net income during each of the two calendar quarters preceding exercise of the option. The put price will be 80% of the call price per share.

     In case of exercise of either the put or call, the price will be paid after final determination of the price and resolution of any related disputes, and all or a portion of such price may be paid, at Tekelec’s sole option, in Tekelec common stock. Assuming Tekelec’s option to purchase additional shares of Senior Preferred is exercised in full, the maximum call proceeds for all shares held by current Santera stockholders will be $131.25 million, or $2,117 per share of Junior Preferred. On the same basis, the maximum put price will be $105 million, or $1,694 per share of Junior Preferred. There is no floor on the call or put price, and there is no floor or ceiling on prices that could be obtained by stockholders in a transaction other than the put or the call.

     A parallel mechanism is provided in Santera’s Certificate of Incorporation to provide for redemption by Santera of the Junior Preferred at the election of Tekelec or the holders of a majority of the shares of Junior Preferred (excluding Tekelec, its subsidiaries and designees) should they choose to effect the put or call transaction by means of a stock redemption by Santera instead of by Tekelec pursuant to the put or call.

     The Legacy Santera Stockholders placed all of the shares of Junior Preferred owned by them in an escrow established by the Escrow Agreement dated as of April 30, 2003 by and among Tekelec, Santera, the Legacy Santera Stockholders, Austin Ventures VI, L.P. and J.P. Morgan Trust Company, National Association, as escrow agent. The shares were placed in escrow for purposes of ensuring their availability in the event of any exercise of the call, put or redemption rights granted in connection with the Merger. A substantial majority of the escrowed shares is also subject to surrender to Tekelec for indemnification claims by Tekelec under the Merger Agreement.

     In connection with the Merger Agreement, certain of Santera’s employees, including David Heard, President and General Manager of Santera, a Tekelec company, entered into employment agreements with Santera, providing for, among other things, certain terms of employment at a specified minimum salary. Contemporaneously with the Merger, (a) Tekelec and Santera also entered into a Services Agreement for the provision of certain services by Tekelec to Santera, and (b) Tekelec and Santera entered into a License Agreement pursuant to which Tekelec granted Santera a license to use certain intellectual property rights of Tekelec.

     The foregoing description of the Merger and related transactions and of the Merger Agreement and related documents is qualified in its entirety by reference to the Merger Agreement and related documents which are incorporated by reference in this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Tekelec will file financial statements under cover of Form 8-K/A no later than August 25, 2003 (60 days after this Report is required to be filed).

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year ended December 31, 2002

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months ended March 31, 2003

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated financial statements give effect to Tekelec’s acquisition of a controlling interest in Santera and the combination of the business operations of Tekelec’s Packet Telephony Business Unit with the business operations of Santera. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2003 assumes that the acquisition was consummated on March 31, 2003, and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 and for the three months ended March 31, 2003 assumes that the acquisition occurred on January 1, 2002.

      On June 10, 2003, Tekelec acquired a 51.6% controlling voting ownership interest (57.5% on an as converted basis) in Santera in exchange for a cash contribution of $28.0 million and the contribution of the business operations and certain assets and liabilities of Tekelec’s Packet Telephony Business Unit. At the same time, Santera’s existing investors contributed an additional $12.0 million in cash to Santera. Tekelec also has the ability to increase its ownership interest in the combined business to up to 56.0% (62.5% on an as converted basis) for an additional $12.0 million contribution and has the option, exercisable during the period from July 1, 2005 through December 31, 2007, at a price (the “Tekelec Option Price”) based on Santera’s revenues during the 12-month period beginning six months prior to any exercise of the option by Tekelec. In addition, Santera’s minority shareholders have the option, exercisable during the period from January 2006 through February 2008, to require Tekelec to purchase their Santera shares at a price equal to 80% of the Tekelec Option Price, provided Santera has been profitable for the two calendar quarters preceding such exercise.

      The transaction is to be accounted for as an acquisition by Tekelec using the purchase method, with the Santera assets acquired and the liabilities assumed reflected at their estimated fair values. The assets and liabilities of Tekelec’s Packet Telephony Business Unit that were contributed to Santera will be reflected at historical cost. Santera’s operating results will be included in the consolidated results of Tekelec, less minority interest. The pro forma adjustments included in the following unaudited condensed consolidated pro forma financial statements represent a preliminary determination of the purchase price allocation based on available information, and there can be no assurance that the actual adjustments will not differ significantly from such pro forma adjustments.

      The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the acquisition had been consummated as of the indicated dates or of the results that may occur in the future.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Tekelec, together with the related notes thereto, incorporated by reference in this offering memorandum.

TEKELEC

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2003

	Tekelec	Santera	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated

	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$181,884	$5,000	$12,000	(1)	$198,884
Short-term investments	12,961	—	—		12,961
Accounts and notes receivables, net	47,482	1,334	—		48,816
Inventories	10,530	7,365	1,809	(2)	19,704
Deferred income taxes, net	13,807	—	—		13,807
Prepaid and other current assets	18,212	406	—		18,618

Total current assets	284,876	14,105	13,809		312,790
Long-term investments, at fair value	120,599	—	—		120,599
Property and equipment, net	18,768	9,490	—		28,258
Investments in privately-held companies	16,525	—	—		16,525
Long-term convertible notes receivable	17,885	—	—		17,885
Deferred income taxes	11,502	—	—		11,502
Goodwill	44,942	—	12,035	(3)	56,977
Intangible assets, net	13,409	—	30,200	(3)	43,609
Other assets	2,078	2,169	—		4,247

Total assets	$530,584	$25,764	$56,044		$612,392

Liabilities and Shareholders’ Equity
Current liabilities:
Trade accounts payable	$4,842	$1,193	$—		$6,035
Accrued expenses, accrued payroll and related expenses	40,658	2,800	5,000	(4)	48,458
Current portion of deferred revenue	34,748	5,031	—		39,779
Income taxes payable	1,908	—	—		1,908
Current portion of long-term debt	—	2,731	—		2,731

Total current liabilities	82,156	11,755	5,000		98,911
Long-term debt	128,010	5,753	—		133,763
Deferred income taxes	13,444	—	—	(5)	13,444
Long-term portion of deferred revenue	3,205	—	—		3,205

Total liabilities	226,815	17,508	5,000		249,323
Minority interest	—	—	62,000	(6)	62,000
Preferred stock	—	174,245	(174,245	) (7)	—
Shareholders’ equity (deficit):
Common stock and additional paid in capital	182,771	5,466	(5,466	) (7)	182,771
Retained earnings (accumulated deficit)	120,957	(171,455)	171,455	(7)	118,257
			(2,700	) (8)
Accumulated other comprehensive income	41	—	—		41

Total shareholders’ equity	303,769	(165,989)	163,289		301,069

Total liabilities and shareholders’ equity	$530,584	$25,764	$56,044		$612,392

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2002

	Tekelec	Santera	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated

	(amounts in thousands, except per share data)
Revenues	$260,341	$4,013	$—		$264,354
Cost of sales	76,705	5,392	1,867	(9)	83,964

Gross profit	183,636	(1,379)	(1,867)		180,390
Operating expenses:
Research and development	59,746	30,672	—		90,418
Selling, general and administrative	95,973	18,939	—		114,912
Amortization of goodwill and other intangibles	1,600	—	47	(9)	1,647

Total operating expenses	157,319	49,611	47		206,977
Income (loss) from operations	26,317	(50,990)	(1,914)		(26,587)
Interest and other expenses, net	(2,263)	(854)	—		(3,117)

Income (loss) from continuing operations before provision for income taxes	24,054	(51,844)	(1,914)		(29,704)
Provision for income taxes	8,140	—	3,368	(10)	11,508

Income (loss) from continuing operations before minority interest	15,914	(51,844)	(5,282)		(41,212)
Minority interest	—	—	42,520	(11)	42,520

Income (loss) from continuing operations	$15,914	$(51,844)	$37,238		$1,308

Earnings (loss) per share from continuing operations:
Basic	$.26				$.02
Diluted	$.26				$.02
Weighted average number of shares outstanding:
Basic	60,358				60,358
Diluted	61,386				61,386
See accompanying notes to unaudited pro forma condensed consolidated financial statements

TEKELEC

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2003

	Tekelec	Santera	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated

	(amounts in thousands, except per share data)
Revenues	$55,006	$1,856	$—		$56,862
Cost of sales	15,612	2,110	467	(9)	18,189

Gross profit	39,394	(254)	(467)		38,673
Operating expenses:
Research and development	14,213	6,042	—		20,255
Selling, general and administrative	21,951	2,875	—		24,826
Amortization of goodwill and other intangibles	400	—	12	(9)	412

Total operating expenses	36,564	8,917	12		45,493
Income (loss) from operations	2,830	(9,171)	(479)		(6,820)
Interest and other expenses, net	(684)	(265)	—		(949)

Income (loss) from continuing operations before provision for income taxes	2,146	(9,436)	(479)		(7,769)
Provision for income taxes	632	—	1,045	(10)	1,677

Income (loss) from continuing operations before minority interest	1,514	(9,436)	(1,524)		(9,446)
Minority interest	—	—	8,805	(11)	8,805

Income (loss) from continuing operations	$1,514	$(9,436)	$7,281		$(641)

Earnings (loss) per share from continuing operations:
Basic	$.02				$(.01)
Diluted	$.02				$(.01)
Weighted average number of shares outstanding:
Basic	60,934				60,934
Diluted	61,632				60,934

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

      The following pro forma adjustments give effect to the acquisition of a controlling interest in Santera and the combination of the business operations of Tekelec’s Packet Telephony Business Unit with Santera’s business operations. As part of the acquisition and combination, Santera was recapitalized and Tekelec contributed $28.0 million in cash to Santera in exchange for 28,000 shares of Santera’s Series B Preferred Stock. In addition, Tekelec contributed certain assets and liabilities of its Packet Telephony Business Unit in exchange for 38,000 shares of Santera’s Series A Preferred Stock and one share of Santera’s common stock. Santera’s existing shareholders received 62,000 shares of Series A Preferred Stock in exchange for their existing shares in Santera and made an additional cash contribution to Santera of $12.0 million. Each share of Santera’s Series B Preferred Stock has liquidation preference equal to $2,000 and is convertible into 1.63 shares of Santera’s common stock. Each share of Santera’s Series A Preferred Stock has a liquidation preference equal to $1,000 and is convertible into one share of Santera’s common stock. In accordance with consolidation accounting, the capital structure of Santera will be eliminated in consolidation and the minority shareholders’ interest in Santera will be reflected in the consolidated financial statements.

      The pro forma adjustments are as follows:

(1)	To reflect the cash consideration of $12.0 million received from Santera’s existing shareholders. In addition, Tekelec has contributed $28.0 million to Santera which is already included in the consolidated cash balance.

(2)	To adjust Santera historical inventory to estimated fair market value.

(3)	To reflect the increase in goodwill and intangible assets related to the acquisition of the controlling interest in Santera. The total purchase allocation is as follows (in thousands):

Estimated fair value of the Santera assets and liabilities	$50,000
Cash contributed by existing Santera shareholders	12,000
Estimated direct transaction costs	5,000

Total fair value and direct transaction costs	67,000
Less: Santera’s net assets acquired (including $12.0 million contributed)	20,256

Total fair value step-up in Santera	$46,744

The actual purchase allocation will be based on the estimated fair value of Santera’s assets and liabilities at the date of acquisition. For purposes of the unaudited pro forma condensed consolidated financial statements, the preliminary purchase allocation is estimated as follows (in thousands):

Amount

In-process research and development	$2,700
Goodwill	12,035
Identifiable intangible assets	28,700
Acquired backlog	1,500
Inventory fair market value step-up	1,809

Total purchase allocation	$46,744

(4)	To reflect the accrual of the estimated direct transaction costs related to the acquisition.

(5)	Deferred tax liability related to identifiable intangible assets amounted to approximately $11.3 million and was fully offset by a corresponding release of valuation allowance on the Santera deferred tax assets in the purchase allocation.

(6)	To reflect the minority shareholders’ interest in Santera at the estimated fair value.

(7)	To eliminate the historical preferred stock and historical shareholders’ equity in Santera.

(8)	To record the in-process research and development expense created as a result of the acquisition. This amount is a nonrecurring item that is directly expensed at closing and, accordingly, there is no adjustment in the unaudited pro forma condensed consolidated statement of operations.

(9)	To reflect amortization of identifiable assets created as a result of the acquisition. The identifiable intangible assets, their related estimated lives and amortization are as follows (in thousands):

			Amortization

		Estimated		Three Months
	Asset	Life	Year Ended	Ended
	Amount	in Years	December 31, 2002	March 31, 2003

Acquired technology	$28,000	15	$1,867	$467
Trade names and marks	400	15	27	7
Existing customer relationships	300	15	20	5

Acquired technology is being amortized to cost of sales. Amortization of the other identifiable intangible assets is reflected in operating expenses based on the nature of these intangibles. Acquired backlog and the inventory fair value step-up adjustments are nonrecurring in nature and accordingly, are not reflected in the unaudited pro forma condensed consolidated statement of operations.

(10)	To reflect the tax effect of the historical operating losses of Tekelec’s Packet Telephony Business Unit that will be transferred to Santera.

(11)	The profits and losses of Santera will be allocated between Tekelec and the minority interest based on their relative interests in the equity of Santera. This requires losses be allocated first to the Series A Preferred Stock until fully absorbed and then to the Series B Preferred Stock. Subsequent profits will be allocated first to the Series B Preferred Stock until the previously recognized losses are recovered to the extent of the original Series B Preferred Stock investment balance. Profits will then be allocated to the Series A Preferred Stock. The pro forma adjustment for the minority interest is as follows (in thousands):

		Three Months
	Year Ended	Ended
	December 31, 2002	March 31, 2003

Historical operating loss of Santera	$(51,844)	$(9,436)
Historical operating loss of Tekelec’s Packet Telephony Business Unit	(14,823)	(4,286)
Pro forma adjustments	(1,914)	(479)

Total Santera pro forma operating loss	(68,581)	(14,201)
Percentage of losses allocable to minority shareholders based on capital structure and liquidation preferences	62%	62%

Total pro forma minority interest adjustment	$(42,520)	$(8,805)

     (c)  Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated April 30, 2003 by and among Tekelec, Luke Acquisition Corp., Certain Stockholders of Santera Systems Inc., Santera Systems Inc. and Austin Ventures VI, L.P., as the Representative, including form of Certificate of Merger and of Amended and Restated Certificate of Incorporation of Santera Systems Inc. (schedules and certain exhibits are omitted from this agreement and from the other agreements incorporated by reference as Exhibits 10.2, 10.3 and 10.4, and Tekelec agrees to furnish supplementally a copy of any such schedule or exhibit to the Commission upon request)*

10.2	Escrow Agreement dated as of April 30, 2003 by and among Tekelec, Santera Systems Inc., Certain Stockholders of Santera Systems Inc., Austin Ventures VI, L.P., as the Representative, and J.P. Morgan Trust Company, National Association, as Escrow Agent*

10.3	Stockholders’ Agreement dated as of April 30, 2003 between Tekelec and Santera Systems Inc.*

10.4	Registration Rights Agreement dated as of April 30, 2003 by and among Tekelec, Santera Systems Inc., Certain Stockholders of Santera Systems Inc. and Austin Ventures VI, L.P., as the Representative*

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 7, 2003 (SEC File No. 0 15135).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: June 11, 2003	By:	/s/ Paul J. Pucino

Paul J. Pucino Vice President and Chief Financial Officer